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                                                                    EXHIBIT 23.1

The Board of Directors
QLogic Corporation:

We consent to the inclusion in the registration statement on Form S-4 of QLogic Corporation of our report dated May 10, 2000, relating to the consolidated balance sheets of QLogic Corporation and subsidiaries as of April 2, 2000 and March 28, 1999 and the related consolidated statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended April 2, 2000, to the incorporation by reference of our report dated May 6, 1999, relating to the consolidated balance sheets of QLogic Corporation and subsidiaries as of March 28, 1999 and March 29, 1998 and the related consolidated statement of income, stockholder's equity and cash flows for each of the years in the three-year period ended March 28, 1999 and the related financial statement schedule, which report appears in the March 28, 1999 annual report on the Form 10-K of QLogic Corporation and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.


                                                        /s/ KPMG LLP
                                                        -----------------------
                                                            KPMG LLP

Orange County, California
May 30, 2000